SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            Form 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934





Date of Report (Date of earliest event report):  June 4, 1996


            MIMBRES VALLEY FARMERS ASSOCIATION, INC.
     (Exact name of registrant as specified in its charter)


                           NEW MEXICO
         (State or other jurisdiction of incorporation)


                             0-13963
                    (Commission File Number)


                           85-0054230
              (IRS Employer Identification Number)


        811 South Platinum, Deming, New Mexico      88030
       (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code:  (505) 546-2769

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On June 4, 1996, Mimbres Valley Farmers Association, Inc. ("Mimbres") received a letter of resignation by its independent auditors, Morrow & Company, Certified Public Accountants, 800 West Florida, Deming, New Mexico ("Morrow"), which had acted in its capacity for eleven years. The full text of the letter, which is dated June 3, 1996, is as follows:

     Dear [Mimbres Manager and Board]:

     I regret to inform you that due to my involvement in the acquisition of [Mimbres] common stock, I must resign my position as auditor of the company. Rules of the American Institute of Certified Public Accountants require the auditor of the company to be independent. With the acquisition of one share of stock, I am no longer independent.

     I have appreciated the working relationship I have had with management, employees and the board for the last eleven years. If you or my successor should have any questions, please feel free to contact me at any time.

     This resignation is effective immediately.

     Sincerely,

     Harold C. Morrow, CPA

     The reference in Morrow's letter to "involvement in the acquisition" of Mimbres stock apparently refers to Harold Morrow's role as a participant in an acquisition group which has made a tender offer to Mimbres shareholders. The tender offer is dated June 3, 1996, expires on July 1, 1996, and offers to purchase all outstanding Mimbres stock for $50.00 per share. The tender materials recite that appropriate filings, which would include additional details about the tender offer, have been made with the Securities and Exchange Commission.

     Although the tender materials state that Harold Morrow entered into an agreement on May 24, 1996 with other members of the acquisition group pertaining to acquisition of Mimbres shares, Mimbres was given no advance notification of Morrow's resignation. Morrow's resignation was neither requested nor advised by Mimbres.

     Prior to its resignation, Morrow had not expressed any concern or reservation to Mimbres about Mimbres' business or financial affairs. Specifically, Morrow's reports on Mimbres' financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During Mimbres' two most recent fiscal years and any subsequent interim period preceding Morrow's resignation, there have not been any disagreements with Morrow on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Morrow, would have cause Morrow to make a reference to the subject matter of disagreements in connection with its report.

     Mimbres has secured the services of William D. Kennon, CPA, 908 South Platinum Avenue, Deming, New Mexico to replace Morrow.

     Pursuant to Item 304(a)(3) of Regulation S-K, Mimbres will deliver a copy of this Form 8-K to Morrow no later than the date this Form 8-K is filed with the SEC, with the request that Morrow furnish Mimbres a letter addressed to the SEC stating whether or not it agrees with the statements herein.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

     (a)  Financial Statements of Business Acquired.

     None.

     (b)  Pro Forma Financial Information.

     None.

     (c)  Exhibits.

     16.1 Letter re change in Certifying Accountant (to be filed by amendment).


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Mimbres has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deming, State of New Mexico, on June 10, 1996.

                         MIMBRES VALLEY FARMERS ASSOCIATION, INC.

                         By:  James Keeler




                         James Keeler
                         President